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                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         This Second Amendment of Employment Agreement made as of the 30th day of September, 2000, by and between DISABILITY REINSURANCE MANAGEMENT SERVICES, INC., a Delaware corporation (the "Company"), and Michael D. Lachance, of Cumberland, Maine ("Executive").

         WHEREAS, the Company and Executive are parties to a certain Employment Agreement, dated as of August 31, 1998 (the "Agreement"); and

         WHEREAS, pursuant to Section 4 of the Agreement, Executive has the option, exercisable by notice given to the Company, to extend the Term of Executive's employment under the Agreement for a further period that may extend to September 30, 2001; and

         WHEREAS, Executive and the Company have mutually agreed that said extension option shall be considered exercised concurrently with the execution of this Second Amendment; and

         WHEREAS, as an inducement to, and in consideration of, Executive's exercise of said extension option through September 30, 2001, the Company is willing to execute and deliver this Second Amendment;

         NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by both parties hereto, the parties agree, effective the date hereof, the Agreement shall be amended as follows:

         1. In Section 1, amend the first sentence to read in its entirety as follows:

         "The Company will employ Executive, and Executive will serve the Company, as a member of the Company's Board of Directors, a Managing Director of the Company, the Company's President and an Executive Vice President of CORE and a member of the CORE Executive Management Team, all on the terms and conditions provided herein."

         2. In Section 3, amend the third sentence to read in its entirety as follows:

         "During the Executive Extension and thereafter, the employment of Executive hereunder shall continue until terminated (i) by Executive with at least 30 days' advance prior notice to the Company or (ii) by the Company or Executive pursuant to Section 8 hereof."

         3.       In Section 5:

         (a) amend the first sentence of Section 5(a) by deleting "$195,950" and substituting "$228,000 (effective January 1,
                  2000)" in its place.

         (b) amend the second sentence of Section 5(a) to read in its entirety as follows:

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         "Executive's salary shall not be reduced below the greater of this amount or the Executive's previous twelve months' total cash compensation (exclusive of bonuses) without Executive's consent."

         4. In Section 7(a), amend the last sentence to read in its entirety as follows:

         "Executive shall be entitled to carry no more than one and one half times the annual accrual rate of previously allowed vacation time except as otherwise permitted by CORE's policies."

         5.       In Section 8, add the following new paragraphs (e), (f) and
                  (g):

                  (e) TERMINATION WITHOUT CAUSE; SEVERANCE. The Company may terminate Executive's employment without cause by giving written notice to Executive at least thirty (30) days prior to the effective date of such termination of employment without cause, in which event Executive's employment hereunder shall terminate and Executive shall be entitled to the following payments:

                  (i) all amounts accrued and unpaid to Executive through the termination date, including unpaid salary, pro-rated earned bonus (if any), benefits and accrued and unused vacation and sick time; and

                  (ii) severance payments comprising salary and health care and dental benefits continuing for twelve (12) months from the date of termination, such salary continuation payments to be made bi-weekly, or otherwise consistent with the Company's payroll policies and shall be subject to applicable federal, state and local payroll tax deductions and withholdings.

                  Notwithstanding the requisite 30-day notice period, the Company may elect to have Executive's services to the Company terminate immediately, provided the Company pays Executive compensation and benefits during the period after written notice has been delivered and prior to the effective termination date.

                  (f) CHANGE IN CONTROL. In the event a "Change in Control" (as defined below) occurs during the term of this Agreement and Executive's employment is terminated by the Company without cause pursuant to
         Section 8(e) hereof (including a non-renewal of the term) within twelve
         (12) months of such a "Change in Control") of the Company or CORE, then the "twelve (12) months from the date of termination" in Section 8(e)(ii) shall be revised to read "eighteen (18) months from the date of termination (provided such payments shall be reduced to reflect any salary, consulting fees or other compensation received by Executive for services rendered after one (1) year from the termination date and further provided, Executive shall timely report to the Company any such compensation)."

                  For purposes of this Section 8(f), a "Change in Control" of the Company or CORE shall be deemed to have occurred if any of the following conditions are met:

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                  (i)      there is a merger or consolidation of CORE in which
                           (A) CORE is not the continuing or surviving corporation or (B) a majority of the Board of Directors of the surviving company were not directors or officers of CORE prior to such merger or consolidation;

                  (ii) the Company or CORE sells substantially all its assets to a single purchaser or to a group of associated purchasers;

                  (iii) at least 20% of the outstanding common stock of the Company or at least two-thirds of the outstanding common stock of CORE is sold, exchanged or otherwise disposed of in one transaction or in a series of related transactions;

                  (iv) any person or entity becomes directly or indirectly the owner or beneficial owner of 50% or more of CORE's outstanding stock;

                  (v) individuals who at the date hereof constitute the Board of Directors of CORE cease to constitute a majority thereof, provided that such change is the direct or indirect result of a proxy fight or contested election for positions on the Board of CORE; or

                  (vi) the Board of Directors of CORE determines in its sole and absolute discretion that there has been a change in control of the Company or CORE.

                  (g) TERMINATION BY EXECUTIVE FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL. Within twelve months following a Change in Control (as defined in Section 8(f)), Executive may terminate employment hereunder for Good Reason (as defined below) upon thirty (30) days prior written notice to the Company, in which event Executive's employment hereunder shall terminate and Executive shall be entitled to the following payments:

                  (i) all amounts accrued and unpaid to Executive through the termination date, including unpaid salary, pro-rated earned bonus (if any), benefits and accrued and unused vacation and sick time; and

                  (ii) severance payments comprising salary and health care and dental benefits continuing for 18 months from the date of termination (provided such payments shall be reduced to reflect any salary, consulting fees or other compensation received by Executive for services rendered after one year from the termination date and Executive shall timely report to CORE any such compensation), such salary continuation payments to be made bi-weekly, or otherwise consistent with CORE's payroll policies and shall be subject to applicable federal, state and local payroll tax deductions and withholdings.

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                  Notwithstanding the requisite 30 day notice period in
         Executive's notice, the Company may elect to have Executive's services terminate immediately, provided the Company pays Executive compensation and benefits during the period after written notice has been delivered and prior to the effective termination date.


                  For the purposes of this Agreement "Good Reason" shall mean the occurrence (without Executive's express written consent), of any of the following acts by the Company, unless such act is corrected by the Company prior to the date of termination specified in the notice of termination given by Executive in respect thereof:

                  (i) the assignment to Executive of any duties substantially inconsistent with Executive's status as an executive officer of CORE, a substantial alteration in the nature or status of Executive's title and duties as set forth in Section 1 and 2, a diminution in Executive's duties or the assignment to a position of lesser authority or responsibility than Executive had prior to the Change in Control;

                  (ii) any material breach by the Company of any material provision of this Agreement;

                  (iii) any purported termination by the Company of Executive's employment which is effected other than as provided in this Agreement; or

                  (iv) the requirement that Executive be based at any office or location other than one within a fifty (50) mile radius of CORE's facilities in Portland, Maine.

         6. Except as otherwise expressly amended modified and provided for in this Amendment, all of the terms and conditions of the Agreement are hereby ratified and shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.



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         IN WITNESS WHEREOF the parties hereto have set their hands and seals in five (5) counterpart copies, each of which counterpart copy shall be deemed an original for all purposes, as of the date and year first above written.

                                   DISABILITY REINSURANCE MANAGEMENT
                                   SERVICES, INC.


                                   By: /s/ Lisa O. Hansen
                                       ---------------------------------
                                       Lisa O. Hansen
                                       ---------------------------------
                                       Its Secretary
                                           -----------------------------



                                   CORE, INC.


                                   By: /s/ George C. Carpenter IV
                                       ---------------------------------

                                       ---------------------------------

                                       Its CEO
                                           -----------------------------



                                   Executive:

                                   /s/ Michael D. Lachance
                                   -------------------------------------
                                   Michael D. Lachance